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                                                                    EXHIBIT 10.1

                          THE NEW IBERIA BANCORP, INC.
                         NONSTATUTORY STOCK OPTION PLAN

1.     Purpose and Scope

       The purposes of this Plan are to promote the interests of the Company and its shareholders by strengthening its ability to attract and retain key employees by furnishing additional incentives for such present and future employees to acquire, or to increase their ownership of, the Company's common stock, thus maintaining their personal and proprietary interest in the Company's continued success and progress and to provide incentive for such employees to expand and improve the profits and prosperity of the Company and its Subsidiary. The Plan provides for the grant of Nonstatutory Stock Options in accordance with the terms and conditions set forth below.

2.     Definitions

       Unless otherwise required by the context:

       2.1    "Board" shall mean the Board of Directors of the Company.

       2.2 "Committee" shall mean the Stock Option Plan Committee, which shall consist of two or more members of the Board who meet the following criteria:

              (a) The director is not currently an officer of the Company or its Subsidiary or is not otherwise currently employed by the Company or its Subsidiary;

              (b) The director does not receive compensation, either directly or indirectly, from the Company or from its Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission ("Regulation S-K");

              (c) The director does not possess an interest in any other transaction for which disclosure would be required





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                     pursuant to Item 404(a) of Regulation S-K; and

              (d) The director is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

       2.3 "Company" shall mean The New Iberia Bancorp, Inc., a Louisiana corporation.

       2.4    "Code" shall mean the Internal Revenue Code of 1986, as amended.

       2.5 "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

       2.6 "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

       2.7 "Participant" shall mean an employee of the Company, or any Subsidiary of the Company, to whom an Option is granted under the Plan.

       2.8    "Plan" shall mean The New Iberia Bancorp, Inc. Stock Option Plan.

       2.9    "Stock" shall mean the common stock of the Company, no par value.

       2.10 "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Sections 425(f) and 425(g) of the Code.

3.     Stock to be Optioned

       3.1 Subject to the provisions of Section 13 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 100,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not purchased shall again be available for purposes of the Plan.

4.     Administration

       The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the acts of the Committee. The Committee shall be responsible to the Board for the operation of the Plan. The Committee may make recommendations to the Board with respect to participation in the Plan by employees of the Company and any Subsidiary, and with respect to the extent of that participation, or the Board may act on such matters





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without a Committee recommendation.  The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

5.     Eligibility

       The Board may grant Options to any key executive, administrative or other employee (including an employee who is a director or officer of the Company or any Subsidiary). Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

6.     Option Price

       The purchase price for Stock under each Option shall be as determined by the Board of Directors at the time of the grant.

7.     Terms and Conditions of Options

       Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board or the Committee may from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

       7.1 Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any Subsidiary for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any Subsidiary, however, any obligation to employ the Participant for any period of time.

       7.2 Time and Method of Payment. The Option Price shall be paid in cash at the time an Option is exercised under the Plan and/or may be paid for by tendering of one or more shares of Stock. Upon a tender of Stock, the fair market value of the Stock at the time of tender shall be used to determine the value of the Stock as payment. The "fair market value" of a share of Company Stock with respect to any day shall be the average of the high and the low price for the immediately preceding business day as reported on the American Stock Exchange or, in the event that the price of a share of Company Stock shall not be so reported, the fair market value of a share of Company Stock shall be determined by the





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Committee in its sole discretion.  Promptly after the exercise of an Option and the payment of the full Option Price either in Stock or cash, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

       7.3 Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

       7.4 Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

8.     Exercise of Options

       The Board or the Committee shall have discretion to determine the terms upon which Options granted hereunder shall be exercisable, subject to the applicable provisions of the Plan. If a Participant is discharged for cause at any time, the entire number of Options granted to him or her shall be forfeited and shall immediately be null and void. For this purpose, "cause" shall mean theft, fraud, embezzlement or willful misconduct causing damage to the Company or any Subsidiary or personal injury to any employee of the Company or any Subsidiary. The Committee shall have sole discretion in determining cause within the terms of this Section.

9.     Termination of Employment

       Except as provided in Section 8 above and Section 10 below, if a Participant ceases to be employed by the Company or any Subsidiary, such Participant shall have the right to exercise his Options at any time within three months after such cessation of employment to the extent that he was entitled to exercise them on the date of cessation of employment, after which time the Options shall lapse, but in no event shall any Option be exercisable more than ten years from the date it was granted. The Committee may cancel an Option during the three month period referred to in this paragraph, if the





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Participant engages in employment or activities contrary, in the opinion of the
Committee, to the best interests of the Company or any Subsidiary. The Committee shall determine in each case, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

10.    Rights in Event of Death

       If a Participant dies while employed by the Company or any Subsidiary without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options at any time within twelve (12) months from the date of the death of such Participant, to the extent that such deceased Participant was entitled to exercise the Options on the date of his death, after which time the Options shall lapse; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

11.    No Obligations to Exercise Option

       The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

12.    Nonassignability

       Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

13.    Effect of Change in Stock Subject to the Plan

       The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 10 to exercise an Option) shall have the right,





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immediately prior to such dissolution or liquidation to exercise such
Participant's Options in whole or in part, whether or not previously otherwise exercisable.

14.    Exercise Upon Change in Control

       Notwithstanding any provision in this Plan to the contrary, an Option shall become immediately exercisable in whole or in part, at the election of the Participant, upon the occurrence of an event that constitutes a change of control of the Company. For purposes of this Section, a "change in control of the Company" shall mean a merger, consolidation or share exchange of or involving the Company or any Subsidiary in which, after the transaction, the shareholders of the Company or any Subsidiary, as applicable, do not own a majority of the outstanding voting stock of the surviving entity; a sale of all or substantially all the assets of the Company or any Subsidiary; a tender offer for more than 50% of the outstanding shares of Common Stock of the Company; or any other similar transaction.

15.    Amendment and Termination

       The Board, by resolution, may terminate, amend or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

16.    Agreement and Representation of Employees

       As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.

17.    Reservation of Shares of Stock

       The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and





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to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

18.    Withholding Taxes

       Whenever under the Plan shares are to be issued upon the exercise of Options, the Company shall have the right to require the Optionee to remit to the Company an amount (payable in cash or Stock to the extent permitted by law or regulation) sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any Stock certificate or certificates for such shares.

19.    Effective Date of Plan

       The Plan shall be effective from the date that the Plan is approved by the Board.




       Date approved by Board of Directors:  August 19, 1996





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